Exhibit 99.1

Hampton
Inn & Suites

Apple REIT Ten

2015

SECOND QUARTER REPORT

JUNE 30, 2015

Dear Shareholder

Greetings from Apple REIT Ten, Inc. (the “Company”). We are
pleased to report that performance across the Apple REIT Ten portfolio of hotels during the second quarter of this year
continued to strengthen and the hotel industry outlook for the second half of 2015 and into 2016 remains positive.

As of June 30, 2015, the Apple REIT Ten portfolio consisted of 54 Marriott®- and
Hilton®-branded hotels, with 6,898 guestrooms, geographically diversified across markets in 17 states. For the three-month period ended June 30, 2015, our hotels achieved increases in occupancy, average daily rate (ADR) and revenue per available room (RevPAR) of approximately three, five and eight percent as compared to results for the same period of 2014, respectively. Our hotels reported an average occupancy rate of 80.9 percent, ADR of
$129.15 and RevPAR of $104.45 for the second quarter of this year. For the six-month period ended June 30, 2015, our hotels reported an average occupancy rate of 76.7 percent, ADR of $128.90 and RevPAR of $98.90, representing increases of approximately three, six and nine percent as compared to results for the same period of 2014, respectively.

On June 5, 2015, Apple REIT Ten acquired a 130-room Residence Inn® by Marriott® in San Juan Capistrano, CA.
Currently, the Company has outstanding contracts for the potential purchase of two additional hotels that are currently under construction including: a 153-room Homewood Suites by Hilton® in Cape Canaveral, FL; and a 158-room
Hampton Inn & Suites by Hilton® in Rosemont, IL.

Modified funds from operations (MFFO) for Apple REIT Ten for the three- and six-month periods ended June 30, 2015, totaled approximately $24.9 million, or $0.28 per share, and approximately $44.2 million, or $0.49 per share, respectively. MFFO for the same periods of 2014 totaled approximately $21.9 million, or $0.26 per share, and approximately $39.3 million, or $0.48 per share, respectively. The Company paid $0.206 per share in distributions during the second quarter of 2015. The current annualized distribution rate is $0.825 per share. The Board of
Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions.
At its discretion, the Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company. Due primarily to the impact of depreciation as well as the timing of acquisitions, a portion of your 2015 distribution will be treated as a return of capital for tax purposes.

Economic indicators in the United States have shown evidence of a sustainable recovery, which continues to overall positively impact the lodging industry. With our high quality hotel portfolio, our exceptional operating platform and our conservatively levered balance sheet, we believe the Company is well positioned for the future as hotel industry fundamentals continue to strengthen. For additional information about the Company, we encourage you to visit Apple
REIT Ten’s website at www.applereitten.com and review our public filings with the Securities and Exchange
Commission also available at www.sec.gov. As always, thank you for your investment in Apple REIT Ten.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended	Six months ended	Six months ended
(In thousands except statistical data)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
REVENUES
Room revenue	$64,666	$54,475	$120,403	$100,751
Other revenue	5,391	4,855	10,051	9,043
Total revenue	$70,057	$59,330	$130,454	$109,794

EXPENSES AND OTHER INCOME
Direct operating expense	$16,342	$14,334	$30,975	$26,898
Other hotel operating expenses	24,760	22,560	48,052	42,766
General and administrative	1,920	1,663	3,409	3,092
Depreciation	8,788	7,042	17,177	14,011
Acquisition related costs	642	33	2,222	1,041
Investment income	-	(3,492)	(15)	(6,945)
Interest expense	2,159	2,341	3,858	4,674
Total expenses and other income	$54,611	$44,481	$105,678	$85,537

NET INCOME
Net income	$15,446	$14,849	$24,776	$24,257
Net income per share	$0.17	$0.18	$0.27	$0.30

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$15,446	$14,849	$24,776	$24,257
Depreciation of real estate owned	8,788	7,042	17,177	14,011
Funds from operations (FFO)	$24,234	$21,891	$41,953	$38,268
Acquisition related costs	642	33	2,222	1,041
Modified funds from operations (MFFO)	$24,876	$21,924	$44,175	$39,309
FFO per share	$0.27	$0.26	$0.46	$0.47
MFFO per share	$0.28	$0.26	$0.49	$0.48

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,294	83,502	90,496	81,728

OPERATING STATISTICS
Occupancy	80.9%	78.5%	76.7%	74.4%
Average daily rate	$129.15	$123.19	$128.90	$121.48
RevPAR	$104.45	$96.74	$98.90	$90.41
Number of hotels	54	49
Distributions per share	$0.206	$0.206	$0.413	$0.413

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)			June 30, 2015	December 31, 2014
ASSETS
Investment in real estate, net			$926,070	$839,032
Cash and cash equivalents			-	46,341
Other assets			36,704	23,663
Total assets			$962,774	$909,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable			$195,221	$119,708
Other liabilities			11,429	12,162
Total liabilities			206,650	131,870
Total shareholders’ equity			756,124	777,166
Total liabilities and shareholders’ equity			$962,774	$909,036

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2015 and the results of operations for the interim periods ended June 30, 2015 and 2014. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2014 Annual Report.

HOMEWOOD SUITES

Images from left to right: Homewood Suites, Gainesville, FL; Hilton Garden Inn, Denver, CO; Residence Inn, San Juan Capistrano, CA; Marriott, Fairfax, VA

Our Hotels

ALABAMA	NEBRASKA
Huntsville (2), Mobile	Omaha (3)

ARIZONA	NORTH CAROLINA
Phoenix (3), Scottsdale	Charlotte/Matthews, Jacksonville, Winston-Salem

CALIFORNIA	OHIO
San Diego/Oceanside, San Juan Capistrano, Tustin (2)	Cincinnati/Mason

COLORADO	OKLAHOMA
Colorado Springs, Denver	Oklahoma City (2), Oklahoma City/West

FLORIDA	SOUTH CAROLINA
Boca Raton, Fort Lauderdale/Dania Beach, Gainesville (2), Pensacola, Tallahassee	Charleston, Columbia
TENNESSEE
ILLINOIS	Franklin (2), Knoxville (3), Nashville
Chicago/Des Plaines, Chicago/Skokie, Hoffman Estates
TEXAS
INDIANA	Austin/Round Rock, Dallas, Denton, Houston (2),
Merrillville, South Bend	Houston/Shenandoah

IOWA	VIRGINIA
Cedar Rapids (2), Davenport	Fairfax, Richmond/Henrico

MINNESOTA
Minneapolis/Maple Grove

CORPORATE PROFILE    Apple REIT Ten, Inc. (the “Company”) is a public real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hampton Inn & Suites by Hilton®, Hilton Garden Inn®, Home2 Suites by Hilton® and Homewood Suites by Hilton® brands. As of June 30, 2015, our portfolio consisted of 54 hotels, containing a total of 6,898 guestrooms, diversified among markets in 17 states.

MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Cover image: Hampton Inn & Suites, Phoenix, AZ

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott® Hotels & Resorts,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott® International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott® International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this Quarterly Report, whether relating to the hotel information, operating information, financial information, Marriott®’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Marriott® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Marriott® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this Quarterly Report.

“Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton® Worldwide Holdings, Inc. or one of its affiliates. All references to “Hilton®” mean Hilton® Worldwide Holdings, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this Quarterly Report, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple REIT Ten, Inc. or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Hilton® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Hilton® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this Quarterly Report.

This Quarterly Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Ten, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to implement its acquisition strategy and operating strategy; the Company’s ability to manage planned growth; the ability of the Company to provide liquidity opportunities for its shareholders; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Any forward-looking statement that the Company makes speaks only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

CORPORATE HEADQUARTERS 814 East Main Street | Richmond, Virginia 23219 (804) 344-8121 | (804) 344-8129 FAX applereitten.com	INVESTOR INFORMATION For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com